                                  AMENDMENT TO
                          FUND ADMINISTRATION AGREEMENT

          This  Amendment   dated  as  of  January  1,  2001,  is  to  the  Fund
     Administration  Agreement made as of October 1, 1996 (the  "Agreement")  by and  between  Franklin  Templeton  Services,  Inc.,  a Florida  corporation
     ("FTSI") and Templeton Global Income Fund (the "Fund").

                                   WITNESSETH:

          WHEREAS, both FTSI and the Fund wish to amend the Agreement;

          WHEREAS, FTSI merged into FRANKLIN TEMPLETON SERVICES, LLC, a Delaware limited liability company, a successor entity, on January 1, 2001;

          NOW,  THEREFORE,  in  consideration  of the  foregoing  premises,  the parties hereto agree as follows:

     1.   FTSI's name is henceforth to be known as "Franklin Templeton Services,
          LLC."

     2.   All references to FTSI being a "Florida  Corporation" in the Agreement are hereby changed to a "Delaware limited liability company."

     IN WITNESS  WHEREOF,  this  Amendment  has been  executed on behalf of each party as of the date set forth above.

                                FRANKLIN TEMPLETON SERVICES, LLC

                                By:   /s/ Bruce S. Rosenberg
                                      -------------------------------------
                                      Vice President

                                TEMPLETON GLOBAL INCOME FLND, INC.

                                By:   /s/ Barbara J. Green
                                      -------------------------------------
                                      Vice President and Secretary